STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is entered into as of July 1, 2008, by and among Vector Energy Services, Inc., a Delaware corporation (“Vector”), John C. Francis, the President and sole stockholder of Vector Energy Services, Inc. (“Francis”) and Consolidation Services, Inc., a Delaware corporation (“CSI”).

RECITALS

WHEREAS, Francis is the owner of 1,000 shares of common stock of Vector, which shares constitute all of the issued and outstanding capital stock of Vector; and

WHEREAS, Francis wishes to sell to CSI, and CSI wishes to purchase from Francis, 1,000 shares of the common stock of Vector, under the terms and conditions described below.

NOW, THEREFORE, in consideration of the premises and other good and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Purchase and Sale of Shares.  CSI hereby agrees to purchase from Francis, and Francis hereby agrees to sell to CSI, 1,000 shares of the Common Stock, par value $.001 per share, of Vector (the “Shares”) for the purchase price of ten U.S. dollars ($10.00) in the aggregate (the “Purchase Price”).

2.  Closing. The delivery of the Shares to CSI in the exchange for CSI’s payment of the Purchase Price to Francis will take place simultaneously with the execution of this Agreement, which date and time shall be referred to as the “Closing.”

3.  Representations and Warranties of Vector. Vector represents and warrants as follows:

(a)  Organization.  Vector is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would be reasonably likely to have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects, value, property or results or operations.

(b)  Requisite Power and Authority.  Vector has all necessary power and authority under all applicable provisions of law and its certificate of incorporation and bylaws to execute, deliver and perform this Agreement, to carry out all of its provisions and to transfer the Shares from Francis to CSI. All action on Vector’s part required for the lawful execution, delivery and performance of this Agreement has been duly and effectively taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Vector, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights.

(c)  Consents and Approvals.  No consent or approval of any person or regulatory authority is required with respect to the transactions contemplated under this Agreement and the Assignment and Assumption Agreement, except for such consents or approvals as have already been obtained.

(d)  No Conflicts. The execution, delivery and performance of this Agreement by Vector does not and will not violate any provisions of any applicable statute, law, rule or regulation, and will not, with or without the giving of notice and/or the passage of time, violate, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, or require any notice under any note, mortgage (or deed of trust), contract, agreement or other instrument to which Vector is a party or by which it is bound, or any order, judgment or decree of any court or regulatory authority except for such consents as have been obtained.

(e)  Issue and Transfer of Shares. The Shares, when transferred and paid for in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

4.  Representations and Warranties of Francis.

(a)  Francis, the sole stockholder of Vector, is the sole record and beneficial owner of the Shares. Francis has full legal power, right and authority to sell and convey to CSI legal and beneficial title to the Shares, and the sale of the Shares to CSI will transfer good and marketable title thereto, free and clear of all security interests, liens, pledges, hypothecations, charges, encumbrances or restrictions of any kind or nature.

(b)  The Shares are not subject to any options, warrants, rights of first refusal, co-sale rights or any other restrictions.

(c)  No consent or approval of any person or regulatory authority is required in connection with the sale of the Shares to CSI pursuant hereto except for such consents or approvals as have been already obtained.

5.  Representations and Warranties of CSI. CSI represents and warrants as follows:

(a)  Organization.  CSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would be reasonably likely to have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects, value, property or results or operations.

(b)  Requisite Power and Authority. CSI has all necessary power and authority under all applicable provisions of law and its certificate of incorporation and bylaws to execute, deliver and perform this Agreement, and to carry out all of its provisions and to purchase the Shares. All action on CSI’s part required for the lawful execution, delivery and performance of this Agreement has been duly and effectively taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of CSI, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights.

(c)  Consents and Approvals.  No consent or approval of any person or regulatory authority is required in connection with the transactions contemplated hereunder.

(d)  No Conflicts. The execution, delivery and performance of this Agreement by CSI does not and will not violate any provisions of any applicable statute, law, rule or regulation, and will not, with or without the giving of notice and/or the passage of time, violate, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, any note, mortgage (or deed of trust), contract, agreement or other instrument to which CSI is a party or by which it is bound, or any order, judgment or decree of any court or regulatory authority.

(e)  Securities Law Matters.  CSI hereby acknowledges that:

(i)  The Shares were issued and are being transferred pursuant to an exemption from applicable Federal and state securities laws and regulations in reliance on the representations, acknowledgments and agreements set forth in this Agreement.

(iii)  The Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder; and the Shares must be held indefinitely, unless they are subsequently registered under the Act or sold pursuant to an available exemption from registration. As such, the Shares are “restricted securities” within the meaning of the Act and Rule 144 promulgated thereunder (“Rule 144”) and any sale of Shares pursuant to Rule 144, if available, may in certain circumstances be made only in accordance with the terms and conditions of Rule 144.

(f)  Investment Intent/Experience.  CSI hereby covenants, warrants and represents that:

(i)  CSI is acquiring the Shares for its own account for investment purposes only and not with a view to any public sale or other distribution thereof.

(ii)  CSI has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

(g)  Legends. the Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(h)  Restricted Securities.  CSI will not offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless:

(i)  The Shares have been registered under the Act and qualified under applicable state securities law;

(ii)  The Shares are available for re-sale under Rule 144, without regard to volume or manner of sale restrictions; or

(iii)  Registration and/or qualification of the Shares is not required in the opinion of counsel engaged by CSI or Vector.

6.  Post-Closing Covenants.

(a)  Cooperation.  The parties hereto shall cooperate fully with each other in furnishing any information or performing any action reasonably requested by the other party, which information or action is necessary to the timely and successful consummation of the transactions contemplated by this Agreement.

(b)  Consents, Approvals and Transfer Instruments.  If at any time after the Closing, any deeds, bills of sale, instruments of conveyance, stock powers, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm ownership (of record or otherwise) of the Shares in CSI’s name, or otherwise to carryout this Agreement, the respective party or parties, as the case may be, shall execute, deliver, and record all deeds, bills of sale, instruments of conveyance, powers of attorney, stock powers, assignments and assurances with the appropriate entities or regulatory authorities and take and do all such other actions and things as may be requested in order to vest, perfect or confirm any and all right, title and interest in, to and tender such rights, properties or assets in accordance with this Agreement.

7.  Miscellaneous.

(a)  Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered to a receipted courier for overnight or next business day delivery, when sent by facsimile transmission or when delivered or mailed, first class postage pre-paid, certified or registered mail, return receipt requested, to the parties at the following addresses:

(i)  if to CSI to:

Consolidation Services, Inc.

2756 N. Green Valley Parkway, Suite 225

Henderson, NV 89014

Attn: Johnny R. Thomas, President and CEO

(ii)  if to Vector to:

Vector Energy Services, Inc.

c/o Consolidation Services, Inc.

2756 N. Green Valley Parkway, Suite 225

Henderson, NV 89014

Attn: John C. Francis

(iii)  if to Francis to:

John C. Francis

c/o Consolidation Services, Inc.

2756 N. Green Valley Parkway, Suite 225

Henderson, NV 89014

or to such address or addresses as may hereafter be specified by notice as provided above.

(b)  Brokers and Finders.  The parties hereto represent and warrant that they have not retained a finder or broker in connection with the transactions contemplated by this Agreement.

(c)  Assignments. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(d)  Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Vector, Francis and CSI.

(e)  Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

(f)  Captions. Captions to and headings of the sections and subsections, paragraphs or subparagraphs of this Agreement are solely for convenience, and are not a part of the Agreement, and shall not be used for the interpretation or the termination of the validity of this Agreement or any provision hereof.

(g)  GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN ENTERED INTO IN THE STATE OF DELAWARE AND SHALL BE GOVERNED AND CONSTRUED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

(h)  Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i)  Counterparts; Facsimile Transmission. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument. This Agreement may be executed and delivered by facsimile or electronic transmission.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VECTOR ENERGY SERVICES, INC.

By:_/s/ John C. Francis

  John C. Francis, President

CONSOLIDATION SERVICES, INC.

By:/s/ Johnny R. Thomas

 Johnny R. Thomas, President
 and CEO

/s/ John C. Francis

John C. Francis, as Sole Stockholder of Vector